UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2017

Electrum Special Acquisition Corporation
(Exact Name of Registrant as Specified in Charter)

British Virgin Islands	001-37421	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

700 Madison Avenue, 5th Floor
New York, NY	10065
(Address of principal executive offices)	(Zip code)

(646) 365-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Electrum Special Acquisition Corporation (the “Company”) previously announced that it will hold a special meeting of shareholders on June 5, 2017 at 10:30 a.m., local time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166 (the “Special Meeting”) to vote on (i) an amendment (the “Extension Amendment”) to the Company’s Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional 120 days, from June 10, 2017 to October 8, 2017 (the “Extended Date”); and (ii) an amendment (the “Trust Amendment”) to the Company’s investment management trust agreement, dated June 10, 2015, by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment and Trust Amendment are approved, the Company’s sponsor, ESAC Holdings LLC, has agreed to contribute to the Company as a loan $0.025 for each public share that is not redeemed, for each calendar month (commencing on June 10, 2017 and on the 10th day of each subsequent month), or portion thereof, that is needed by the Company to complete a business combination from June 10, 2017 until the Extended Date (the “Contribution”). For example, if the Company takes until October 8, 2017 to complete its business combination, which would represent four calendar months, the Company’s sponsor would make aggregate Contributions of approximately $2,000,000 (assuming no public shares were redeemed). Each Contribution will be deposited in the Trust Account within seven calendar days from the beginning of such calendar month (or portion thereof). Accordingly, if the Extension Amendment and the Trust Amendment are approved, the Extension is implemented and the Company takes the entire time through the Extended Date to complete its initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.15 per share, in comparison to the current redemption amount of approximately $10.05 per share. The Contribution is conditional upon the implementation of the Extension Amendment. The Contribution will not occur if the Extension Amendment is not approved or the Extension is not completed for any reason. The amount of the Contributions will not bear interest and will be repayable by the Company to the Company’s sponsor upon consummation of the Company’s initial business combination. If the Company’s sponsor advises the Company that it does not intend to make the Contribution, then the Extension Amendment and the Trust Amendment will not be put before the shareholders at the Special Meeting and the Company will dissolve and liquidate in accordance with its Memorandum and Articles of Association if the Company does not complete a business combination by June 10, 2017. The Company’s sponsor will have sole discretion to determine whether to continue extending for additional calendar months until the Extended Date, and if the Company’s sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate and the Company will dissolve and liquidate in accordance with its Memorandum and Articles of Association.

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On May 24, 2017, the Company issued a press release announcing the Contribution. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated May 24, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 24, 2017

Electrum Special Acquisition Corporation

By:	/s/ Eric N. Vincent
Name: Eric N. Vincent
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release, dated May 24, 2017.

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